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                                  EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CyberGuard Corporation:

         We consent to incorporation by reference in the registration statement on Form S-8 of CyberGuard Corporation of our report dated September 23, 1997, relating to the consolidated balance sheets of CyberGuard Corporation and its subsidiaries as of June 30, 1997, and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997, which report appears in the June 30, 1998 annual report on Form 10-K of CyberGuard Corporation.


(signed) KPMG Peat Marwick, LLP


Miami, Florida
July 2, 1998